                               PRICING SUPPLEMENT


                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 25                                  Trade Date: 06/26/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 07/05/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 28, 2002


     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UDX9             $3,665,000.00               5.25%                 07/15/12                 100%

Interest Payment
   Frequency                                      Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption               (including the redemption price)
----------------        -----------------         ----------               --------------------------------
    08/15/02                   Yes                    Yes                           100% 07/15/03
    monthly                                                                    semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $3,621,020.00             $43,980.00                $2.00             ABN AMRO Financial
                                                                         Services, Inc.